Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2010, relating to the financial statements, which appears in the Alpha and Omega Semiconductor Limited’s Annual Report on Form 20-F filed for the year ended June 30, 2010.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 10, 2011